EXHIBIT 24(b)(9)

                 OPINION AND CONSENT OF JOSEPH P. DECRESCE, ESQ.

To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

As Counsel to the Depositor, I am familiar with the variable annuity, Freedom Edge, which is the subject of this Form N-4 registration statement.

In connection with this opinion, I have reviewed the contract, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the Contract.

Based upon this review, I am of the opinion that the contract, when issued, will be validly issued, and will constitute a legal and binding obligation of PHL Variable Insurance Company.

Very truly yours,

/s/ Joseph P. DeCresce
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Joseph P. DeCresce
Counsel
PHL Variable Insurance Company





Dated: July 7, 2005